Exhibit 5.1

April 9, 2004

eMerge Interactive, Inc.

10305 102nd Terrace

Sebastian, Florida 32958

Re:	Registration Statement on Form S-3 (No. 333-113082)

Ladies and Gentlemen:

We have acted as counsel to eMerge Interactive, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the sale by stockholders of the Company of up to 2,333,333 present outstanding shares of the Company’s common stock, par value $0.008 per share (“Common Stock”), a maximum of 993,841 shares of Common Stock issuable upon the exercise of warrants (the “Warrants”) to purchase Common Stock and a maximum of 830,508 shares of Common Stock issuable upon the exercise of additional investment rights (the “Additional Investment Rights”) to purchase Common Stock (collectively, the “Shares”), pursuant to the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Act.

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (1) the Registration Statement (together with the prospectus), (2) Amendment No. 1 to the Registration Statement, (3) the Second Amended and Restated Certificate of Incorporation of the Company, (4) the Bylaws of the Company, as amended, (5) resolutions, minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares, (6) forms of that certain Securities Purchase Agreement, Registration Rights Agreement, Warrants to Purchase Common Stock and Additional Investment Right Agreements, by and between the Company and the Selling Stockholders, each dated as of January 23, 2004, and that certain Engagement Letter with Roth Capital Partners dated as of January 23, 2004 by and between Roth Capital Partners and the Company (collectively, the “Transaction Documents”) and (7) such other documents and instruments as this firm has deemed necessary for the expression of these opinions. In making the foregoing examinations, this firm has assumed the genuineness of all signatures and the authenticity of all documents submitted to this firm as originals, and the conformity to original documents of all documents submitted to this firm as certified, conformed or photostatic copies. As to the Transaction Documents listed in Clause (6) above, this firm has assumed that such agreements are exact copies of the executed documents. As to various questions of fact material to this opinion letter, and as to the content and form of the Second Amended and Restated Certificate of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, this firm has relied, to the extent it deems reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to this firm by the Company, without independent check or verification of their accuracy.

Based upon our examination, consideration of, and reliance on the documents and other matters described above, this firm is of the opinion that the 2,333,333 shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and, assuming that (1) the 1,824,349 shares of Common Stock to be sold and issued in the future upon exercise of the Warrants and the Investment Rights will be duly issued and sold in accordance with the terms of the Transaction Documents; (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons who purchase Shares issuable upon exercise of the Warrants and the Investment Rights pursuant to the Transaction Documents; and (3) the consideration for the 1,824,349 Shares issued upon exercise of the Warrants and the Investment Rights pursuant to the Transaction Documents is actually received by the Company as provided in the Transaction Documents and exceeds the par value of such shares, then we are of the opinion that, the 1,824,349 Shares issued or sold in accordance with the terms of the Transaction Documents will be duly and validly issued, fully paid and nonassessable.

This firm hereby consents to the filing of this opinion letter as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, this firm does not admit that it comes within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Jenkens & Gilchrist, a Professional Corporation

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